Exhibit 99

Text of Presentation at

SMITH BARNEY CITIGROUP
Entertainment, Media and
Telecommunications Conference

on January 10, 2005

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Bill Kerr

Good morning. It is a pleasure to be here today. I thank Bill Bird for inviting us.

With me today are Steve Lacy, President and COO, and Suku Radia, CFO.

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This presentation contains forward-looking statements. I won't read the text of this slide, but it is important to remind you there are a number of factors that may affect our business and results.

This presentation includes references to non-GAAP financial measures such as EBITDA. Financial statements and tables that reconcile GAAP results and non-GAAP measures are posted on our web site.

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For those of you who may not be familiar with Meredith, we have served the needs of American families for 103 years through service journalism. Each month we reach 75 million American consumers through our magazines, books, custom publications, web sites and television stations.

I'll begin with a brief overview. Steve will discuss Broadcasting and Publishing. Suku will provide a financial update including our current outlook. Then, we will take your questions.

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First, let me briefly review our three overall business strategies.

First, we are committed to continuing our strong track record of organic growth in our existing businesses. This requires only modest capital investment.

Second, we will pursue targeted acquisitions to fill gaps and expand our reach. These acquisitions will have readily apparent business logic; they will be manageable in size; and they will be immediately or quickly accretive. American Baby, which we acquired two years ago, is a good example in Publishing and the WB affiliates in Chattanooga and Kansas City acquired recently reflect this strategy in Broadcasting.

Third, we will grow shareholder value and return excess cash to our shareholders through dividends and share repurchases as appropriate.

Steve will discuss the specific business strategies for Broadcasting and Publishing in more detail.

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Our first priority is to deliver strong organic growth from our existing businesses. In 2001 at the time of the advertising recession, we put in place a series of growth initiatives to lead the rebound in our industries. Our results confirm these moves are resonating well in the marketplace.

In terms of advertising, both of our business groups have outperformed their respective industries. This graph highlights the percentage point variance that Meredith Broadcasting has outpaced the industry average as reported by TVB.

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Not to be outdone, the Publishing Group has outperformed the magazine industry during this time period. This graph highlights the percentage point variance that our advertising page growth has outpaced the overall magazine industry as reported by PIB.

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It is fair to say that in the past few years, Meredith has produced excellent results. Fiscal 2003 earnings per share increased 35 percent and fiscal 2004 earnings per share rose 22 percent to a record $2.14.

The current First Call mean estimate has our earnings per share growing 23 percent in fiscal 2005, which would equate to a 27 percent compound annual growth rate over this time period.

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We will continue to deliver strong earnings growth. Let me restate the long-term financial targets that we have enumerated during the last two years.

  Broadcasting should improve its EBITDA margin to 40 percent within the next two years. The group improved its margin from 23 percent in fiscal 2002 to 32 percent in fiscal 2004 and we are making good gains in fiscal 2005.
  Publishing should increase its operating profit margin to 20 percent in fiscal 2006. The group improved its margin from 17 percent in fiscal 2002 to well over 18 percent in fiscal 2004. Again, we have a high level of confidence that we will meet or exceed the objective.

Our margin improvement should translate into earnings per share growth. We believe earnings per share should grow at least in the mid-to-high teens in political years and in the low double digits in non-political years. Clearly in the past few years, we have grown earnings per share ahead of these targets and we are confident in our ability to achieve these objectives.

Now, Steve will discuss our operating groups in more detail.

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Steve Lacy

Thank you, Bill. It's great to be here today. Let me start by addressing two topics that are probably top of mind.

First, how are we going to continue our track record of top and bottom-line growth despite the volatile magazine advertising patterns and the absence of political advertising at our television stations in 2005?

I will detail answers to this important question in my presentation. The short version is we have sound and proven business strategies and have executed these strategies in market-leading fashion.

Also, we have created new revenue streams in both business groups. In Publishing, our book and custom publishing businesses are growing rapidly, reducing our dependence on magazine advertising.  In Broadcasting, we added three new television stations and a radio outlet in calendar 2004.

Second, you may be concerned that the change in our Broadcasting Group leadership will disrupt its momentum.  I am here to tell you that we are committed to sustaining that momentum and improving our financial results.

The search for a new group president is well under way. We have received considerable interest from several strong candidates. Bill and I are interviewing these people and I believe we will be in a position to announce the new group president within the next month.

Since late October, I have visited all of our stations. Let me share two key observations:

First, we have a strong group of general managers, and solid sales and news leadership in place.  On average, our general managers have 25 years of broadcasting experience.

Second, we have continued to execute very well on our proven growth strategies. We completed the KSMO transaction in Kansas City; we extended our CBS affiliation agreements in certain markets; and second quarter pacings increased from the high teens to the low-to-mid twenties.

Now, let's take a closer look at our two businesses.

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Here is a map of our Broadcast station group. We own

  6 CBS affiliates
  4 FOX
  1 NBC, UPN and WB affiliate

Eight of our stations are in the country's top 35 markets and Las Vegas, which is 51st in terms of population, is number 28 in terms of revenue. In total, our group reaches 9.3 percent of all U.S. households.

We have one AM radio station that serves the Saginaw-Bay City, Michigan market.

Additionally, we are operating KSMO, the WB affiliate, in Kansas City through a joint sales agreement. I'll provide more details on this transaction in a few moments.

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Let's review Broadcasting's growth strategies. There are four main themes.

  We will continue the turnaround of our existing station group by increasing our news ratings and converting the rating gains to revenue and profit growth.
  We will continue to add new revenue streams.
  We want to form more duopolies and regional station clusters.
  We want to acquire stations that will expand our reach. In particular, we are targeting mid-size, growing markets.

Our growth strategies are very targeted and we have executed these strategies well.

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Improving our news ratings has led to improved audience share. This slide highlights the share of our late news, comparing the November 2004 book with November 2001 in our eight largest markets. As you can see, we've produced impressive gains across the board.

Let me share an important highlight from the November book.

  Our late news in Kansas City led the market for the first time since 1991 for both households and the key adult 25-54 demographic. The late newscast also was ranked ninth among all CBS affiliates in metered markets in the country.

We are creating a winning news culture and news products that are resonating well in the marketplace. We look forward to building on this success.

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Improving ratings is important, but only if you convert the gains to revenue. We have done an impressive job of growing the top line as shown on this graph.

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Adding new revenue streams is an important growth strategy.

Our Cornerstone programs leverage our publishing brands by packaging content from our magazines with print ads from local advertisers. The result is a customized mini-magazine delivered to targeted customers in our local television markets.

Revenues from the Cornerstones, additional programs focused on local interests, and Internet sales increased from about $3 million in fiscal 2001 to approximately $22 million in fiscal 2004. For fiscal 2005, we expect to generate $25 to $30 million from these programs.

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We continue to expand our presence in growing and vibrant television markets. Let me tell you more about our recent transaction in Kansas City.

We have operated KCTV, the CBS affiliate in Kansas City, for 50 years. Given its strong local programming and our knowledge of the market, we wanted to expand our presence there.

  In November, we entered a joint sales agreement and began operating KSMO, the WB affiliate in Kansas City.
  This transaction positions us to serve advertisers seeking a younger WB audience and the powerful CBS audience.
  We have moved the KSMO staff to our KCTV facility and have begun to integrate operations such as engineering, traffic control and accounting to gain cost efficiencies.
  We expect the transaction to be earnings neutral in the first year and accretive thereafter.

The KSMO transaction marked the third time we extended our television presence in calendar 2004. In January, we launched a low-power CBS affiliate in Springfield, Massachusetts, operated by our CBS station in Hartford. In August, we acquired the WB affiliate in Chattanooga, Tennessee, adding to our Southeast cluster with stations in Atlanta, Nashville and Greenville.

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The Broadcasting Group is in great shape.

  Our strategies are correct.
  We have stations in growth markets and experienced leadership in place.
  We have a track record of strong results.

Now, I'll turn to Publishing.

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The Publishing Group has been a core strength of Meredith for more than 100 years. We publish 18 subscription magazines, led by Better Homes and Gardens and Ladies' Home Journal.

Our mid-size magazines, which include MORE, Country Home, Traditional Home and Midwest Living, are very successful. The American Baby Group extends our magazine portfolio to younger women and the growing Hispanic population.

We also have a line-up of 150 special interest publications, approximately 350 books, and custom publishing relationships with some of America's leading companies, including The Home Depot, DIRECTV and Chrysler. Also, we have a significant Internet presence with 26 web sites.

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Here is a look at Publishing's growth strategies.

  We'll continue to grow our existing businesses by increasing our advertising market share, expanding advertising categories, increasing the rate base and frequency of our mid-size titles, and growing our circulation profits.
  We will broaden our magazine portfolio through acquisitions and launches.
  We will expand our brand franchises.
  We will create new services and revenue streams.

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In terms of advertising pages, our magazines have outpaced most of the industry for the 12 months ended with the November issues.

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Looking at PIB data, you can see Better Homes and Gardens and Ladies' Home Journal have increased their combined market share of the women's service field about a point per year in the past decade.

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The questionable circulation practices of some magazine and newspaper publishers have become a concern. Our long-term direct-to-publisher strategy continues to differentiate us in the marketplace and drive circulation profitability. There are three principles to our subscription model.

  First, we generate better than industry-average response rates from our direct mail primarily due to our consumer database and our expertise marketing our content.
  Second, we derive the majority of our subscriptions from direct mail, insert cards and the Internet rather than agent sources such as sweepstakes. This direct model results in higher renewal rates and delivers a responsive audience for our advertising partners.
  Third, our subscription model is focused on long-term offers, generally two or three years. As a result, we generate higher renewal rates and spend less money to acquire replacement subscribers for those who do not renew.

Our direct-to-publisher model is delivering strong circulation profit growth in fiscal 2005.

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We are focused to broaden our portfolio through launches and acquisitions. MORE magazine and the American Baby Group demonstrate successful execution of this strategy.

  MORE, our lifestyle magazine for affluent women 40 and over, was launched in 1998 and has provided advertisers with an outstanding vehicle to reach this audience. In September, we increased MORE's rate base to 1 million, which will attract additional non-endemic advertising.
  The American Baby Group has been an outstanding acquisition. It has extended our magazine portfolio to two important audiences-younger women and the rapidly growing Hispanic market.

We are looking for the right acquisition or launch opportunities to reach the 20 million women between the ages of 30 and 40. Health, parenting and fitness are topics that will attract these readers.

In the fall of 2005, we will launch a new product to serve the rapidly-growing Hispanic market. At this point, it is premature to discuss further details, but we believe this market holds significant potential. We know our core competencies-home décor, family advice and child rearing are highly relevant to Hispanic women.

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In addition to our powerful magazines, we operate businesses that generate revenues from sources other than advertising or circulation.

Integrated Marketing, our custom publishing operation, produced excellent results in fiscal 2004. Our larger programs include the monthly program guide for DIRECTV and customer loyalty magazines for Chrysler and Carnival Cruise lines. We expect a strong second quarter and fiscal 2005 as well.

Additionally, we are leveraging our consumer database to provide more comprehensive services. For Hyundai, we are providing traditional customer and dealer loyalty programs, as well as hosting Hyundai's database on our systems, supplementing its records with data from our files to help target, serve and retain customers more effectively.

We expect to add more clients and expand existing relationships as a result of our database marketing expertise.

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Now, let's look at our book business.

  We experienced strong sales of the 75th Anniversary edition of the Better Homes and Gardens New Cook Book in the second quarter. In fact, it was a sellout.
  Recently, we signed licensing agreements with Discovery Communications, Marvel Enterprises and DC Comics that will continue to strengthen our pipeline.
  I'll close the book discussion by telling you that based on books we will publish in fiscal 2005, our book business will deliver strong revenue and profit growth for the full fiscal year.

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Our Publishing Group is in in great shape as well. We will continue to grow our existing businesses, broaden our magazine portfolio to serve younger readers and the Hispanic market, expand our brand franchises and create new services and revenue streams.

Now, Suku will provide a financial update.

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Suku Radia

Thanks Steve. Let me provide you a quick overview of certain key points.

Currently, we have $300 million of debt outstanding, which is our private placement debt and will be repaid in tranches through fiscal 2008. Our debt agreements require our debt to trailing 12 month EBITDA ratio to be less than 3.5. As of September 30, this ratio was 1.2.

We have access to $400 million of additional capital, which allows us to be opportunistic with respect to strategic acquisitions. As you heard, in Publishing, we are targeting opportunities aimed at younger women and the Hispanic market. In Broadcasting, we are concentrating on duopolies and clusters, mostly in mid-tier markets.

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As Bill said, we will grow shareholder value and return excess cash to our shareholders. We view our repurchase program as an intelligent means to do so and also recognize the value in our stock.

In fiscal 2005, we repurchased more than 960,000 shares, which is nearly 130 percent of the total we bought in all of fiscal 2004.

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With that review of our businesses and financial position, I'll remind you that we are in a quiet period. We will update our outlook when we release second quarter earnings on January 25th.

For now, let me reiterate the outlook we provided last month at the two media conferences in New York.

  For the second quarter, we expect earnings per share to grow 40 to 45 percent from the $0.38 per share we earned in the prior-year quarter. This growth equates to earnings per share of $0.53 to $0.55.
  For all of fiscal 2005, earnings per share of $2.63 are achievable.

As you know, the FASB recently finalized it option expensing standard and we are in the midst of considering whether we early adopt. We will provide more details in our January 25th call.

Now, let me turn it back to Bill for concluding remarks.

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Bill Kerr

Thanks Suku. Before we get into Q&A, let me reiterate our business strategies.

  First, we are committed to strong organic growth from our existing businesses.
  Second, we will pursue strategic acquisitions to fill gaps and expand our reach. These will have readily apparent business logic; they will be manageable in size; and they will be immediately or quickly accretive.
  Third, we will grow shareholder value and return excess cash to our shareholders through dividend increases and share repurchases as appropriate.

Both of our businesses are in great shape. We have strong leadership throughout Publishing and at our television stations. We produce outstanding products that consumers want and need. Our excellent financial position allows us to take advantage of strategic opportunities.

Now, we will be happy to take your questions.

INFORMATION RELATING TO
FORWARD-LOOKING STATEMENTS

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Actual results may differ materially from those currently anticipated.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, order, and/or television viewing patterns; unanticipated increases in paper, postage, printing, or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in legislation and government regulations affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement.